                                                                    Exhibit 10.6

                         TAX DISAFFILIATION AGREEMENT

     This Agreement is entered into as of the __ day of ____, ____ between Western Resources, Inc., a Kansas corporation (the "Company"), and Westar Industries, Inc., a Kansas corporation ("Westar").

                                  WITNESSETH:

     WHEREAS, the Company, Public Service Company of New Mexico, a New Mexico corporation, HVOLT Enterprises, Inc., a Delaware corporation ("Parent"), [HVK, Inc.], a Kansas corporation and a wholly owned subsidiary of Parent, and [HVNM, Inc.], a Kansas corporation and a wholly owned subsidiary of Parent, have entered into an Agreement and Plan of Restructuring and Merger dated as of November 8, 2000 (the "Merger Agreement");

     WHEREAS, the Company and Westar intend to enter into an Asset Allocation and Separation Agreement dated November 8, 2000 (the "Allocation and Separation Agreement"), providing for the distribution by the Company to its shareholders of all of the common stock of Westar (the "Split-Off");

     WHEREAS, the Company and Westar desire to set forth their agreement on the rights and obligations of the Company, Westar and their respective Affiliates with respect to various Tax matters and the handling and allocation of federal, state, and local Taxes incurred in certain Taxable periods;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1    Definitions.
     -----------
     (a)  As used in this Agreement:

          "Affiliate" (and the correlative meaning, "Affiliation") of any person shall mean any individual, corporation, partnership or other entity, directly or indirectly, controlling, controlled by or under common control with such person.

          "After-Tax Amount" is defined in Section 5(g).

          "Business Day" shall mean any day other than a Saturday, Sunday or one on which banks are authorized or required by law to close in New York, New York.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

          "Combined Kansas Tax" shall mean the combined, unitary or other similar Kansas Tax of the Company Consolidated Group or determined on the basis of any member included in the Company Group and any member included in the Westar Group.

          "Combined State/Local Tax" shall mean the combined, unitary or other similar state (other than Kansas) or local Tax of the Company Consolidated Group or determined on the basis of any member included in the Company Group and any member included in the Westar Group.

          "Company Consolidated Group" shall mean, with respect to any Taxable period, the corporations which are members of the affiliated group of corporations of which the Company is the common parent (within the meaning of Section 1504 of the Code).

          "Company Group" shall mean the corporations which are members of the Company Consolidated Group during any Taxable period, excluding the corporations which are the members of the Westar Group.

          "Consolidated Federal Tax" shall mean, with respect to income Taxes, the Federal Tax liability of the Company Consolidated Group determined on a consolidated basis.

          "Effective Tax Rate" is defined in Section 5(g).

          "Federal Tax" shall mean any United States Federal Tax.

          "Final Determination" shall mean (i) with respect to Federal Taxes,
     (A) a "determination" as defined in Section 1313(a) of the Code, or (B) the date of acceptance by or on behalf of the Internal Revenue Service of Form 870-AD (or any successor form thereto), as a final resolution of Federal Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund and/or the right of the Internal Revenue Service to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved; (ii) with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax provided for under applicable law; (iii) any final disposition by reason of the expiration of the applicable statute of limitations; and (iv) the payment of Tax by the Company, Westar, or any Affiliate of the Company or Westar, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that the provisions of Section 8 hereof have been complied with, or, if such section is inapplicable, that the party responsible under the terms of this Agreement for such Tax is notified by the party paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other party agrees with such determination.

          "Final Liability" is defined in Section 8(c).

          "Gross-Up Payment" shall have the meaning set forth in the employment agreements listed in Item 10 of Section 7.9 of the Company Disclosure Letter to the Merger Agreement.

          "Kansas Tax" shall mean any Kansas state Tax.

          "Other Taxes" are defined in Section 4.

          "Pre-Split-Off Combined Kansas Tax Return" shall mean the combined Kansas Tax Return to be filed on behalf of the Company Consolidated Group for any Pre-Split-Off Period that has not been filed prior to the Split-Off Date.

          "Pre-Split-Off Combined State/Local Tax Return" shall mean the combined, unitary or other similar State/Local Tax Return (other than a Pre-Split-Off Combined Kansas Tax Return) to be filed on behalf of the Company Consolidated Group (or any member thereof) and which includes members of the Westar Group for any Pre-Split-Off Period that has not been filed prior to the Split-Off Date.

          "Pre-Split-Off Consolidated Federal Tax Return" shall mean the consolidated Federal Tax Return to be filed on behalf of the Company Consolidated Group for any Pre-Split-Off Period that has not been filed prior to the Split-Off Date.

          "Post-Split-Off Period" shall mean any Taxable period beginning after the Split-Off Date.

          "Pre-Split-Off Period" shall mean any Taxable period ending before or including the Split-Off Date.

          "Pre-Split-Off Tax Liability" shall mean the Tax liability of the Company and each corporation included in the Company Consolidated Group for all Pre-Split-Off Periods or portions thereof ending on or before the Split-Off Date regardless of whether any such liability has been previously assessed in whole or in part or is assessed in whole or in part after the date hereof, or whether such liability is or was imposed on the Company Consolidated Group collectively or on any corporation included within any such group separately.

          "Preliminary Kansas Tax Return" shall mean any preliminary Pre-Split-Off Combined Kansas Tax Return provided to Westar pursuant to Section 2(e).

          "Preliminary State/Local Tax Return" shall mean any preliminary Pre-Split-Off Combined State/Local Tax Return (other than a Preliminary Kansas Tax Return) provided to Westar pursuant to Section 2(f).

          "Preliminary Federal Tax Return" shall mean any preliminary Pre-Slit-Off Consolidated Federal Tax Return provided to Westar pursuant to Section 2(d).

          "Prepaid Amount" is defined in Section 8(c).

          "Prime" shall mean the rate announced from time to time as "prime" by The Chase Manhattan Bank as its prime rate in New York City.

          "Pro Forma Kansas Return" means any pro forma Kansas Tax Return setting forth the Combined Kansas Tax liability of the Westar Group attributable to a Pre-Split-Off Combined Kansas Tax Return.

          "Pro Forma State/Local Return" means any pro forma state or local Tax Return setting forth the Combined State/Local Tax liability of the Westar Group attributable to a Pre-Split-Off Combined State/Local Tax Return.

          "Pro Forma Federal Return" means any pro forma Federal Tax Return setting forth the Consolidated Federal Tax liability of the Westar Group attributable to a Pre-Split-Off Consolidated Federal Tax Return.

          "Referee" is defined in Section 15.

          "Return" shall mean any Tax Return, statement, report or form (including any consolidated, combined or unitary Returns, estimated Tax Returns and reports, and information Returns and reports) required to be filed with any Taxing Authority.

          "Split-Off Date" shall mean the date on which the Company distributes to its shareholders the common stock of Westar held by the Company on such Split-Off Date.

          "State Parent" shall mean any member of the Company Group that is required to file a Pre-Split-Off Combined State/Local Tax Return.

          "State/Local Tax" shall mean any state or local Tax.

          "Stock Purchase Option Agreement" shall mean the stock option purchase agreement for Westar Generating, Inc. between the Company and Westar dated
     as of [               ], 2000.

          "Tax" (and the correlative meaning, "Taxes," "Taxing" and "Taxable") shall mean (i) any net income, gross income, gross receipts, alternative or add-on minimum, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, transfer, recording, severance, stamp, occupation, premium, property, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to Tax or additional amount imposed by a Taxing Authority; (ii) any liability of the Company, Westar or any Affiliate of the Company or Westar (or, in each case, any predecessor or successor in interest thereto by merger or otherwise), as the case may be, for the payment of any amounts of the type described in clause (i) for any Taxable period resulting from the application of Treasury Regulation Section 1.1502-6 or, in the case of any similar provision applicable under state, local or foreign law; and (iii) any liability of the Company, Westar or any Affiliate of the Company or Westar (or, in each case, any predecessor or successor in interest thereto by merger or otherwise) for the payment of any amounts described in clause
     (i) as a result of any express or implied obligation to indemnify any other party; provided, however, that Tax shall include all or any portion of the Gross-Up Payment attributable to any Tax described in clause (i) above or the loss of any Tax deductions attributable thereto only for purposes of Section 7 and 8 and, for those purposes, only as a Tax shared by both parties for a Pre-Split-Off Period.

          "Tax Asset" shall mean any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute, including additions to basis of property, which could reduce Federal Taxes including, without limitation, deductions, credits, or alternative minimum net operating loss carryforwards related to alternative minimum Taxes.

          "Taxing Authority" shall mean any governmental authority responsible for the imposition of any Tax.

          "Tax Settlement" is defined in Section 8(b).

          "Westar Combined Kansas Tax Allocation Statement" is defined in
     Section 2(e).

          "Westar Combined State/Local Tax Allocation Statement" shall mean the statement setting forth the amount of the overpaid or underpaid portion of the Westar Group's allocable share of the total Combined State/Local Tax liability shown on the Preliminary State/Local Return.

          "Westar Consolidated Federal Tax Allocation Statement" is defined in
     Section 2(d).

          "Westar Group" shall mean the corporations which are members of the affiliated group of corporations of which Westar is the common parent (within the meaning of Section 1504 of the Code) immediately after the Split-Off Date and any successors thereto.

     (b) Whenever this Agreement specifies that consent is not to be unreasonably withheld, the determination shall take into account, among other things, the relative amount of potential Tax exposure or refund involved for the members of the Company Group on the one hand and the members of the Westar Group on the other hand, and if the consent relates to bringing proceedings in one venue rather than another, the impact on such decision on such interests of each Group. Any controversy over refusal of a consent shall be resolved pursuant to Section 15(b).

     (c) Any term used in this Agreement which is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder.

2    Administrative and Compliance Matters.
     -------------------------------------

     (a) Sole Tax Sharing Agreement. The parties acknowledge that there has not been a Final Determination of all Pre-Split-Off Tax Liabilities, and that the members of the Westar Group are includible in the Company Consolidated Group for the Pre-Split-Off Period. Any and all existing Tax sharing agreements or arrangements, written or unwritten, between any members of the Company Group, on the one hand, and any members of the Westar Group, on the other hand, shall be terminated as of the Split-Off Date, and after such date this Agreement shall constitute the sole Tax sharing agreement between any members of the Company Group, on the one hand, and any members of the Westar Group, on the other hand.

     (b) Designation of Authority. Treasury regulations (and, by incorporation of such Treasury regulations, Kansas state Tax rules) designate the Company as the sole agent of all members of the Company Consolidated Group with respect to all Consolidated Federal Tax matters (and, to the extent provided by Kansas Tax law, Combined Kansas Tax matters, respectively) for Pre-Split-Off Periods. The Company, as agent, shall be responsible to see that all such administrative matters relating thereto shall be handled in a timely and appropriate manner. The Company shall be Westar's agent with respect to making payments to, or collecting Refunds from, any Taxing Authority with respect to Pre-Split-Off Tax Liabilities relating to any Consolidated Federal Taxes or Combined Kansas Taxes that are due from or to the Westar Group hereunder. Westar shall reimburse the Company, or the Company shall reimburse Westar, as the case may be, for the Westar allocable share. In so acting as agent, the Company shall not take any action on behalf of any member of the Westar Group, including, without limitation, strategies relating to waivers of any statute of limitations without the prior written consent of Westar (which consent shall not be unreasonably withheld) if such action is reasonably likely to materially increase the amount of Tax liability of the Westar Group not subject to indemnification under Section 5(b) over the amount it would have been without such action. In the event of disagreement over whether consent is required or is being unreasonably withheld, the parties shall resolve their disagreement in accordance with Section 15.

     (c) Westar Authority. Notwithstanding Section 2(b) hereof, if the Internal Revenue Service District Director (or a corresponding state official) deals directly with any member of the Westar Group in respect of its Consolidated Federal Tax, Combined Kansas Tax or Combined State/Local Tax liability for a Pre-Split-Off Period, Westar shall have full authority to act or to designate such authority to such member of the Westar Group; provided, however, that Westar shall notify the Company, or such member of the Westar Group shall notify the Company and Westar, as the case may be, of any such communications or dealings and, with respect to any matters involving any Consolidated Federal Tax, Combined Kansas Tax or Combined State/Local Tax for any Pre-Split-Off Period not subject to indemnification under Section 5(b), shall deal with any such Tax Authority only as the Company specifies pursuant to Section 2(b) hereof

     (subject to the limitations contained in this Agreement including the second to last sentence of Section 2(b)).

     (d)  Pre-Split-Off Consolidated Federal Tax Returns.

          (i) The Company shall prepare and file the consolidated Federal Tax Return for any Pre-Split-Off Period that has not been filed prior to the Split-Off Date (a "Pre-Split-Off Consolidated Federal Tax Return").

          (ii) Westar shall deliver to the Company the Pro Forma Federal Return 55 days prior to the due date for filing the Pre-Split-Off Consolidated Federal Tax Return (including extensions). The Company shall deliver to Westar the Preliminary Federal Tax Return 35 days prior to the due dates for filing (including extensions) and a statement setting forth the amount of the unpaid or overpaid portion of the Westar Group's allocable share of the total Consolidated Federal Tax liability, if any, shown on such Preliminary Federal Tax Return along with any related calculations used by the Company in determining such liability (the "Westar Consolidated Federal Tax Allocation Statement"). Such Pro Forma Federal Return and such Preliminary Federal Tax Return shall set forth all necessary and required information (including, without limitation, schedules, statements and such supporting documentation as the Company or Westar may reasonably request from time to time) in such form as would be required for filing with the Internal Revenue Service and shall correctly reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon. Except as otherwise required by law, such Pro Forma Federal Return or Preliminary Federal Tax Return shall be prepared making the elections and using the methods of accounting that were made or used by the Company Consolidated Group on the consolidated Federal Tax Return most recently filed with respect to a Tax period ending prior to the Split-Off Date unless the parties agree to make or use some other elections or methods of accounting (which agreement shall not be unreasonably withheld). The Company and Westar may (at their own expense) review all work papers and procedures used to prepare each Pro Forma Federal Return or Preliminary Federal Tax Return.

          (iii) Westar shall notify the Company in writing of any proposed adjustments to a Preliminary Federal Tax Return including the Westar Consolidated Federal Tax Allocation Statement within 15 days of the date upon which it receives such Preliminary Federal Tax Return from the Company. In the event that the Company shall, within 5 days following the receipt of such notification from Westar, disagree with any proposed adjustment made under the above provision, such disagreement shall be resolved in accordance with Section 15(b). Upon agreement by the parties as to proposed adjustments, if any, to a Preliminary Federal Tax Return including the Westar Consolidated Federal Tax Allocation Statement, or upon a decision of the Referee, the Preliminary Federal Tax Return as adjusted (if at all) shall be deemed to be a final Pre-Split-Off Consolidated Federal Tax Return for purposes of this Agreement.

          (iv) Prior to the due date of the Pre-Split-Off Consolidated Federal Tax Return (including any extensions), the Company shall pay to Westar or Westar shall pay to the Company the overpayment or underpayment, respectively, of the Westar Group allocation shown on the Westar Consolidated Federal Tax Allocation Statement taking into account any payments made by Westar or any member of the Westar Group to the Company, any member of the Company Group or any Taxing Authority.

     (e)  Pre-Split-Off Combined Kansas Tax Return.
          ----------------------------------------

          (i) The Company shall prepare and file the Combined Kansas Tax Return for any Pre-Split-Off Period that has not been filed prior to the Split-Off Date (a "Pre-Split-Off Combined Kansas Tax Return").

          (ii) Westar shall deliver to the Company the Pro Forma Kansas Return 55 days prior to the due date for filing the Pre-Split-Off Combined Kansas Tax Return (including extensions). The Company shall deliver to Westar the Preliminary Kansas Tax Return 35 days prior to the due dates for filing (including extensions) and a statement setting forth the amount of the unpaid or overpaid portion of the Westar Group's allocable share of the total Combined Kansas Tax liability, if any, shown on such Preliminary Kansas Tax Return along with any related calculations used by the Company in determining such liability (the "Westar Combined Kansas Tax Allocation Statement"). Such Pro Forma Kansas Return or Preliminary Kansas Tax Return shall set forth all necessary and required information (including, without limitation, schedules, statements and such supporting documentation as the Company or Westar may reasonably request from time to time) in such form as would be required for filing with the applicable Kansas Taxing Authority and shall correctly reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon. Except as otherwise required by law, such Pro Forma Kansas Return or Preliminary Kansas Tax Return shall be prepared making the elections and using the methods of accounting that were made or used by the Kansas Company combined group on the combined Kansas Tax Return most recently filed with respect to a Tax period ending prior to the Split-Off Date unless the parties agree to make or use some other elections or methods of accounting (which agreement shall not be unreasonably withheld). The Company and Westar may (at their own expense) review all work papers and procedures used to prepare each Pro Forma Kansas Return or Preliminary Kansas Tax Return.

          (iii) Westar shall notify the Company in writing of any proposed adjustments to a Preliminary Kansas Tax Return including the Westar Combined Kansas Tax Allocation Statement within 15 days of the date upon which it receives such Preliminary Kansas Tax Return from the Company. In the event that the Company shall, within 5 days following the receipt of such notification from Westar, disagree with any proposed adjustment made under the above provision, such disagreement shall be resolved in accordance with Section 15(b). Upon agreement by the parties as to proposed adjustments, if any, to a Preliminary Kansas Tax Return including the Westar Combined Kansas Tax Allocation Statement or upon a decision of the Referee, the Preliminary Kansas Tax Return as adjusted (if at all) shall be deemed to be a final Pre-Split-Off Combined Kansas Tax Return for purposes of this Agreement.

          (iv) Prior to the due date of the Pre-Split-Off Combined Kansas Tax Return (including any extensions), the Company shall pay to Westar or Westar shall pay to the Company the overpayment or underpayment, respectively, of the Westar Group allocation shown on the Westar Combined Kansas Tax Allocation Statement taking into account any payments made by Westar or any member of the Westar Group to the Company, any member of the Company Group or any Taxing Authority.

     (f) Pre-Split-Off Combined State/Local Tax Returns (other than the Pre-Split-Off Combined Kansas Tax Returns).

          (i) In the event that the Company or any member of the Company Group (the "State Parent") is required to prepare and file a combined, unitary or other similar Return with a state (other than Kansas) or local Taxing Authority relating to a Pre-Split-Off Period in which any member of the Westar Group is required to be included (a "Pre-Split-Off Combined State/Local Tax Return"), the State Parent shall prepare and file such Return in accordance with the principals set forth in Section 2(e) hereof (and the parties shall make payments in accordance with the same principles as set forth in Section 2(e)(iv)) substituting the terms Combined State/Local Tax, Pro Forma State/Local Return, Preliminary State/Local Tax Return and Westar Combined State/Local Tax Allocation Statement for the terms Combined Kansas Tax, Pro Forma Kansas Return, Preliminary Kansas Tax Return and Westar Combined Kansas Tax Allocation Statement, respectively. Where possible, the Pro Forma State/Local Return or the Preliminary State/Local Tax Return shall be prepared making the elections and using the methods of accounting that are consistent with those made or used by the Company Consolidated Group on the Consolidated Federal Tax Return most recently filed with respect to a Tax period ending prior to the Split-Off Date unless the parties agree to make or use some other elections or methods of accounting (which agreement shall not be unreasonably withheld).

3    Consolidated, Combined, Unitary or Other Similar Tax Returns.
     ------------------------------------------------------------

     (a) Federal Taxes. In its capacity as agent, the Company shall pay within the time and manner prescribed by law all Consolidated Federal Taxes due in connection with the filing of any Pre-Split-Off Consolidated Federal Tax Return.

     (b) State or Local Taxes. The Company or the State Parent, as the case may be, shall pay within the time and manner prescribed by law all Combined Kansas Taxes or

     Combined State/Local Taxes due in connection with the filing of any Pre-Split-Off Combined Kansas Tax Return or Pre-Split-Off Combined State/Local Tax Return.

     (c)  Amended Returns and Refunds.

          (i) The Company shall not file or cause or permit any State Parent to file any amended Pre-Split-Off Consolidated Federal Tax Return, Pre-Split-Off Combined Kansas Tax Return or Pre-Split-Off Combined State/Local Tax Return if such Return results in an increase in the Tax liability attributable to any member of the Westar Group or any Westar Affiliate for any Tax period without the prior written consent of Westar (which consent shall not be unreasonably withheld).

          (ii) The Company or the State Parent shall upon receipt of a written request by Westar file an amended Pre-Split-Off Consolidated Federal Tax Return, Pre-Split-Off Kansas Tax Return or Pre-Split-Off Combined State/Local Tax Return if such Return results in a decrease in the Tax liability attributable to any member of the Westar Group or any Westar Affiliate for any Taxable period and does not result in an increase in the Tax liability attributable to any member of the Company Group or any Company Affiliate for any Tax period (other than an increase for which it would be unreasonable to withhold consent).

          (iii) Refunds. Any refund of Tax or Tax credit received by the Company or any State Parent relating to a Pre-Split-Off Period, to the extent attributable to a decrease in the Westar share of such Tax shall be the property of Westar and shall be paid by the Company or such State Parent to Westar within 30 days of receipt of payment or other credit for such refund. Upon such receipt or credit the Company or such State Parent shall provide to Westar within 5 Business Days a statement setting forth the amount of such refund together with any supporting documentation. If the Company or such State Parent disputes the fact or the amount of any Westar claim, the Company or such State Parent shall pay the amount not in dispute, and no payment of the amount in dispute shall be required, until any such dispute is resolved in accordance with Section 15; provided, however, that any amount not paid within 30 days of receipt of the refund shall bear interest as provided in Section 6.

4    Other Taxes.
     -----------

     (a) The responsibility for the filing of all Returns that have not been filed on or prior to the Split-Off Date relating to Taxes other than Consolidated Federal Taxes, Combined Kansas Taxes or Combined State/Local Taxes ("Other Taxes") attributable to any member of the Westar Group shall be the sole responsibility of the Westar Group. The responsibility for the filing of all Returns relating to such Other Taxes attributable to any member of the Company Group shall be the sole responsibility of the Company Group.

     (b) The Westar Group shall be entitled to all refunds and credits of Other Taxes attributable to any member of the Westar Group, and the Company Group shall be entitled to all refunds and credits of Other Taxes attributable to any member of the Company Group.

5    Indemnities.
     -----------

     (a) Westar Indemnity. Westar and each member of the Westar Group shall jointly and severally indemnify the Company and each member of the Company Group against and hold them harmless from Westar's share of any Consolidated Federal Tax, Combined Kansas Tax or Combined State/Local Tax shown on any Pre-Split-Off Period Return filed after the Split-Off Date or assessed after the Split-Off Date pursuant to a Final Determination with respect to any Pre-Split-Off Period, to the extent not previously paid or credited to the Company, any member of the Company Group or any applicable Taxing Authority.

     (b) Company Indemnity. The Company and each member of the Company Group shall jointly and severally indemnify Westar and each member of the Westar Group against and hold them harmless from any Consolidated Federal Tax, Combined Kansas Tax or Combined State/Local Tax liability for any Pre-Split-Off Period (including any Tax liability realized by Westar pursuant to Section 311(b) of the Code in connection with the Split-Off) other than any such liabilities described in Section 5(a) hereof.

     (c) Discharge of Indemnity. Except as otherwise provided herein, Westar and each member of the Westar Group, and the Company and each member of the Company Group, shall discharge their obligations under Sections 5(a) and 5(b) hereof, respectively, by paying the relevant amount within 30 days of demand therefor. Within 20 days of a Final Determination of an obligation of Westar and each member of the Westar Group under Section 5(a), the Company shall send a statement to Westar showing the amount due thereunder. Within 20 days of a Final Determination of an obligation of the Company and each member of the Company Group under Section 5(b), Westar shall send a statement to the Company showing the amount due thereunder. Calculation and payment mechanics relating to items described in Section 5(a) and (b) are set forth in Section 6. Notwithstanding the foregoing, and except as otherwise provided herein, if either Westar or the Company disputes in good faith the fact or the amount of its obligation under Section 5(a) or
     Section 5(b), such party shall pay the amount not in dispute, and no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 15; provided, however, that any amount not paid within 30 days of demand therefor shall bear interest as provided in Section 6.

     (d) Method of Calculation. Except as otherwise provided, the amount of Westar's liability under Section 5(a) and the Company's liability under
     Section 5(b) shall be
     calculated pursuant to the methods described in Schedule I hereto with adjustment as provided in Section 5(f).

     (e) Duplicative Payments Not Required. Notwithstanding any other provision of this Agreement, no payment shall be required under this Section 5 to the extent it is duplicative of (i) any payment required by any other provision of this Agreement, or (ii) any explicit Tax indemnity provided in the Allocation and Separation Agreement, the Stock Purchase Option Agreement or the Merger Agreement, and any such payment(s) shall be made as required by such other provisions or agreements.

     (f) If any increase in Tax for any period for which indemnification is provided under Section 5(a) or 5(b) gives rise to a Tax Asset to an indemnified party or its Affiliate, the amount of the indemnity payment shall be reduced by the present value of such Tax Asset computed as of the end of the Tax year with respect to which the indemnified Tax arises. For this purpose, the present value of the Tax Asset shall be computed by (x) treating the Tax Asset as utilized as and to the extent it first becomes available (e.g., as any increase in Tax basis could be depreciated) to reduce Tax at the maximum rate applicable for that Tax for the Tax year with respect to which the indemnified Tax arises and then (y) discounting the resulting Tax savings to present value using a discount rate of the higher of the Prime Rate or the interest rate applicable to deficiencies at the end of the Tax year with respect to which the indemnified Tax arises.

     (g) After-Tax Amount. Any indemnity payment made pursuant to this Section shall be increased by an amount equal to the product of (i) the amount of any indemnified Tax calculated without regard to this Section 5(g) and (ii) a fraction, the numerator of which is the highest applicable combined federal and state Tax rate in effect with respect to the person receiving the indemnity payment expressed as a decimal (the "Effective Tax Rate") and the denominator of which is one minus the Effective Tax Rate (the "After-Tax Amount").

6    Calculation and Payments of Amounts Due.
     ---------------------------------------

     (a) Method of Calculation. Except as otherwise provided herein, Westar's share of any Consolidated Federal Tax, Combined Kansas Tax or Combined State/Local Tax, as the case may be, shall be calculated pursuant to the methods described in Schedule I hereto.

     (b) Payments. Except as otherwise provided herein, all payments required by this Agreement shall be due 30 days after the payment by a party to a Taxing Authority or a receipt of a refund or credit by a party from a Taxing Authority, whichever is applicable, of the relevant item. All payments to be made hereunder shall be made in immediately available funds. Payments shall be deemed made when received.

     (c) Interest. Any amount not paid when due under this Agreement shall bear interest at Prime until the date on which payment is made.

7    Communication and Cooperation.
     -----------------------------

     (a) Consult and Cooperate. Westar and the Company shall consult and cooperate (and shall cause each of their Affiliates to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation,

          (i) the retention and provision on reasonable request of any and all information including all books, records, documentation or other information, any necessary explanations of information, and access to personnel, until the expiration of the applicable statute of limitation for additional assessments of Tax for the Tax period for which such document or other information arises (giving effect to any extension, waiver, or mitigation thereof);

          (ii) within the limits otherwise set forth herein, the execution of any document that may be necessary or helpful in connection of any required Return or in connection with any audit, proceeding, suit or action; and

          (iii) the use of the parties' best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

     (b) Provide Information. The Company and Westar shall keep each other fully informed with respect to any material development relating to all matters subject to this Agreement.

     (c) Tax Attribute Matters. The Company and Westar shall advise and consult with each other with respect to any tax election or the tax treatment of any item (including the treatment of any item that would be affected by a proposed Tax adjustment relating to a Consolidated Federal Tax, Combined Kansas Tax or Combined State/Local Tax which is the subject of an audit or investigation, or are the subject of any proceeding or litigation) which could affect any Tax attribute of the other party or its Affiliate (including, but not limited to, basis in an asset or the amount of earnings and profits).

8    Audits and Contests.
     -------------------

     (a) Notice. The Company shall promptly notify Westar in writing of any inquiries from the Internal Revenue Service or any other Taxing Authority which relate or may relate to matters described in Sections 3(c) or 5(a). Westar shall promptly notify the Company in writing of any inquiries from the Internal Revenue Service or other Taxing Authority which relate or may relate to matters described in Section 3(c) or 5(b). Each party shall forward to the other party relevant portions of any reports or other communications which relate to such matters.

     (b) Settlement of Issues. The Company shall not settle, compromise or otherwise resolve any Tax matter relating to Pre-Split-Off Taxes (a "Tax Settlement") without the prior written consent of Westar (which consent shall not be unreasonably withheld) if such Tax Settlement is reasonably likely to materially increase the Tax paid by Westar with respect to any Tax not subject to indemnification under Section 5(b); provided, however, that in the event that Westar does not consent and the Company believes that the withholding of consent was unreasonable, or the Company believes that no consent of Westar is required, the parties shall resolve their disagreement in accordance with Section 15. The provisions of this Section 8(b) shall continue to apply to any settlement of any proceeding to which
     Section 8(c) or 8(d) applies.

     (c) Venue. In the event that a notice of deficiency (or similar notice) is received from the Internal Revenue Service or other Taxing Authority by any member of the Company Group for a Pre-Split-Off Period and such notice relates in whole or in part to a matter for which Westar would be entitled to withhold its consent under the standards set forth in Section 8(b) and for which the amount in controversy that is described in Section 5(a) is in excess of $75,000, then:

          (i) Subject to the consent of the Company as to such venue (which consent shall not be unreasonably withheld) and to Westar giving the Company sufficient notice for the petition to be prepared and timely filed, Westar shall be entitled to have a petition filed in the United States Tax Court by the Company for those items causing the liability for which Westar would be required to indemnify the Company. Upon a Final Determination of any such petition, Westar shall pay to the Company in accordance with
     Section 6 the amount, if any, of resulting Tax for which Westar is required to provide indemnity pursuant to Section 5(a).

          (ii) If (A) Westar does not request the Company to file a petition in the United States Tax Court for redetermination of the deficiency pursuant to Section 8(c)(i), (B) the Company does not, on its own initiative, timely file such a petition, and (C) Westar requests that the Company file a claim for refund, then, subject to the consent of the Company (which consent shall not be unreasonably withheld), the Company shall pay the deficiency, file a claim for refund thereof, and, if the claim is denied, bring an action in a court of competent jurisdiction seeking such refund; provided that, in such case, Westar shall pay to the Company, (I) on or before the date on which the deficiency is paid by the Company, the amount as if the notice of deficiency were a Final Determination (that Westar would otherwise be responsible for with respect to matters described in Section 5(a)) and any such payment shall be (a) credited against any payment required (with appropriate adjustment as provided in Section 6) in connection with a Final Determination if the result is an underpayment of Tax by Westar, or (b) treated as a refund pursuant to Section 3(c)(iii) if the amount is an overpayment due Westar, and (II) within 30 days of demand, any reasonable out-of-pocket costs incurred by the Company in the prosecution of such refund claim with respect to the matter Westar requests be contested.

     (d) Judicial Appeals. In the event that a judgment of the United States Tax Court or other court of competent jurisdiction results in an adverse determination with respect to a matter described in Section 5(a) then, subject to Section 8(b):

          (i) In the case of an appeal of an adverse determination which involves no material issues other than matters described in Section 5(a), Westar shall have the right to cause the Company to appeal from such adverse determination.

          (ii) In the case of an appeal of any other adverse determination which involves material issues other than those described in Section 5(a), Westar shall have the right to cause the Company to appeal from such adverse determination if Westar delivers to the Company an opinion from an independent tax counsel selected by Westar and reasonably acceptable to the Company that it is more likely than not that such appeal will succeed and the amount in controversy exceeds $100,000.

          (iii) In the case of an adverse determination which involves matters described in Section 5(b) and within such determination material matters described in Section 5(a) were favorably disposed, Westar shall have the right to prevent the Company from appealing from such adverse determination unless the Company delivers to Westar an opinion from an independent tax counsel selected by the Company and reasonably acceptable to Westar that it is more likely than not that such appeal will succeed.

          (iv) If Westar causes the Company to appeal any adverse determination pursuant to this Section 8(d), Westar shall pay the reasonable out-of-pocket costs of the Company incurred in such appeal.

     (e)  Participation and Closing.

          (i) Westar and its representatives, at Westar's expense, shall be entitled to attend and be represented in connection with all conferences, meetings, or proceedings with any Taxing Authority, the subject matter of which is or includes matters described in Section 5(a) provided that the amount of the total of annual proposed adjustment attributable to matters described in Section 5(a) is greater than $100,000.

          (ii) Westar and its representatives, at Westar's expense, shall be entitled to attend and be represented in connection with all appearances before any court, the subject matter of which includes matter described in
     Section 5(a) provided that the amount of the total of annual proposed adjustments attributable to matters described in Section 5(a) is greater than $100,000.

          (iii) The representation referred to in Sections 7(e)(i) and (ii) shall include the right to participate in the preparation of documentation, protests, memoranda of fact and law and briefs, oral arguments or presentations, stipulations of facts and the selection of witnesses with respect to a matter described in Section 5(a) and shall include the right to control such matters if the matters in controversy involve only matters described in Section 5(a). With respect to matters described in both
     Section 5(a) and 5(b), the parties agree to consult in good faith to determine the submission and content of documentation, protests, memoranda of fact and law and brief, the conduct of oral arguments and presentations, the selection of witnesses and the negotiation of stipulations of fact. If the parties cannot agree with respect to the matters described in the preceding sentence, such dispute shall be referred to the Referee and resolved in accordance with Section 15.

9    Notices.
     -------

     Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or two Business Days after mailing thereof, as the case may be, if delivered personally or sent by express certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

     (a)  If to the Company, to:

          Western Resources, Inc.
          818 South Kansas Avenue
          Topeka, Kansas 66612
          Attention:  Richard D. Terrill
          Executive   Vice President and
                      General Counsel
          Facsimile:  (785) 575-1936

          with a copy to:

          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          1125 West 55th Street
          New York, NY 10019
          Attention:  William S. Lamb
          Facsimile:  (212) 424-8500

     (b)  If to Westar, to:

          Westar Industries, Inc.
          818 South Kansas Avenue
          Topeka, Kansas 66612
          Attention:  President
          Facsimile:  (785) 575-1936
          with a copy to:

          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          1125 West 55th Street
          New York, NY 10019
          Attention:  William S. Lamb
          Facsimile:  (212) 424-8500

          and with a copy to:

          Winthrop, Stimson, Putnam & Roberts
          One Battery Park Plaza
          New York, NY 10004
          Attention:  Timothy Toy
          Facsimile:  (212) 858-1500

10   Costs and Expenses.
     ------------------

     Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. For purposes of this Agreement, "out-of-pocket" expenses shall include reasonable attorney fees, accountant fees and other related professional fees and disbursements.

11   Effectiveness; Termination and Survival.
     ---------------------------------------

     This Agreement shall become effective upon the consummation of the Split-Off. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

12   Section Headings.
     ----------------

     The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or in any way affect the meaning or interpretation of this Agreement.

13   Entire Agreement, Amendments and Waivers.
     ----------------------------------------

     (a) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of the Company and

     Westar, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

14   Governing Law and Interpretation.
     --------------------------------

     This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Kansas.

15   Dispute Resolution.
     ------------------

     (a) CEOs/CFOs. If the parties hereto are unable to resolve any disagreement or dispute, except with respect to any matter described in
     Section 2(d), 2(e) or 2(f), either party may refer the matter to the Chief Executive Officers (CEOs) or Chief Financial Officers (CFOs) of the parties by giving the other party written notice ("Notice") within 60 days of the failure of the parties to resolve such dispute. Within 20 days after delivery of Notice, the CEOs or CFOs of both parties shall meet at a mutually acceptable time and place to exchange relevant information and attempt to resolve the dispute within 30 days after delivery of Notice. All negotiations pursuant to this Section 15(a) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     (b) Referees. Any disagreement not resolved by mutual agreement of the parties or under Section 15(a) shall be resolved by an independent referee that is mutually acceptable to the parties hereto (a "Referee"). In the event the parties cannot agree on a Referee within 10 days of the date of the Notice described in paragraph (a) above (or 3 Business Days in the case of a matter described in Section 2(d), 2(e) or 2(f)), each party shall select within 5 days (2 Business Days in the case of a matter described in Section 2(d), 2(e) or 2(f)) an independent nationally recognized law firm or accounting firm expert in tax matters and such firms shall jointly choose the Referee. A Referee so chosen shall consider the magnitude and size of the item in question, the impact of the resolution on other Taxable periods of the Westar and the Company Groups and the likelihood of a Group's position ultimately prevailing, and otherwise shall resolve any such disagreement pursuant to such procedures as it may deem advisable. The Referee shall render its decision within 30 days (5 Business Days in the case of any matter described in Section 2(d), 2(e) or 2(f)) unless another time period is specified herein or is mutually agreed upon by the Company and Westar. Any such resolution shall be binding on the parties hereto without further recourse.

     (c) Costs. The costs of any Referee shall be apportioned between the Company and Westar as determined by such Referee in such manner as the Referee deems reasonable, taking into account the circumstances of the dispute, the conduct of the parties and the result of the dispute.

16   Counterparts.
     ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17   Assignments; Third Party Beneficiaries.
     --------------------------------------

     This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. Upon consummation of the Merger, Parent shall succeed to the rights and obligations of the Company under this Agreement. This Agreement is not intended to benefit any person other than the parties hereto and such successors and assigns, and no such other person shall be a third party beneficiary hereof.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

                              Company on its own behalf and on
                              behalf of the companies
                              listed on Schedule 1 hereto.

                              By: ..................................


                              Title: ...............................

                              Westar on its own behalf and on
                              behalf of the companies
                              listed on Schedule 2 hereto.

                              By: ..................................


                              Title: ...............................

                                  Schedule I

1. If a Consolidated Federal Tax, Combined Kansas Tax or Combined State/Local Tax liability is assessed after the Split-Off Date pursuant to a Final Determination, to the extent that such Tax liability is attributable to an adjustment of any item of income, loss, credit deduction or other Tax attribute of any member of the Westar Group, then such liability shall be the sole responsibility of the Westar Group.

2. In preparing a Pro Forma Federal, Kansas or State/Local Return, or a Preliminary Federal, Kansas or State/Local Return, the "closing of the books" method shall be used so that Tax liability will be calculated on the basis of actual Taxable income to the Closing Date as if the Tax year of each member and Affiliate of the Westar Group terminated on the Split-Off Date. Any real or personal property Tax for a period shall be attributed to the Pre-Split-Off Period on the basis of the number of days in such Pre-Split-Off Period to the total number of days in such entire period. Any adjustment required by Section 481 of the Code (including adjustments for marking receivables to market) shall be allocated to the deductions or credits (or lack thereof) giving rise to the Section 481 adjustment.

3. The Westar Group's allocable share of any Consolidated Federal Tax liability, Combined Kansas Tax or Combined State/Local Tax liability, as the case may be, for any Pre-Split-Off Period shall be (a) calculated on a separate return basis (i.e., as if the Westar Group had filed a separate Return for such period), and (b) reduced by the amount of any Tax savings to the Company Group resulting from the utilization during that period of a Westar Group Tax Asset. If the amount of the Westar Group's share of any Consolidated Federal Tax, Combined Kansas Tax or Combined State/Local Tax liability, as the case may be, determined pursuant to the preceding sentence, is a negative amount, such amount shall be treated as an overpayment of Tax by the Westar Group.

4. For purposes of paragraphs 1 and 2 above, "Tax liability" (a) shall exclude any liability for the payment of alternative minimum Tax, if applicable; and
    (b) shall refer to an actual out-of-pocket payment to any Taxing Authority, after taking into account the utilization of net operating losses and any other Tax Assets.

5. Any alternative minimum Tax liability (and any Tax Assets attributable to such liability), if applicable, shall be allocated to Westar in the event that the preference items giving rise to such alternative minimum Tax liability are attributable to any member of the Westar Group, and shall be allocated to the Company in the event that the preference items giving rise to such alternative minimum Tax liability are attributable to any member of the Company Group.